EXHIBIT 99.1


                     OFFICERS' CERTIFICATION PURSUANT TO 906


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of WaveRider Communications Inc. (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, D. Bruce Sinclair, Chief Executive Officer of the Company, and I,
T. Scott Worthington, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ D. Bruce Sinclair                                /s/ T. Scott Worthington
---------------------                                ------------------------
D. Bruce Sinclair                                    T. Scott Worthington
Chief Executive Officer                              Chief Financial Officer
March 25, 2003                                       March 25, 2003



A signed original of this written statement required by Section 906 has been provided to WaveRider Communications Inc. and will be retained by WaveRider Communications Inc. and furnished to the Securities and Exchange Commission or its staff upon request.